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                         [IMPERIAL SUGAR COMPANY LOGO]


                                    FOR IMMEDIATE RELEASE
NEWS
                                    Contact:

                                                   J. Chris Brewster
                                                   Managing Director and
                                                   Chief Financial Officer
                                                   (281) 490-9587

                                    Investor Relations:
                                                   Morgen-Walke Associates
                                                   Gordon McCoun
                                                   Media Contact: Steve DiMattia
                                                   (212) 850-5600


                 IMPERIAL SUGAR COMPANY AMENDS CREDIT AGREEMENT
                                 WITH BANK GROUP

     SUGAR LAND, TX, July 1, 2002 -- Imperial Sugar Company (OTCBB:IPSU) announced today that the Company and its bank group have amended the financial covenants of the Company's senior bank facility for the quarters ended June 30, 2002 and September 30, 2002. Subsequent quarters have not yet been addressed. The amended agreement also increases the amounts available for borrowing through the end of the calendar year. The agreement further requires continuing efforts to refinance the facility through a combination of asset sales, new lender relations and other forms of capital that might be raised. In this regard, the Company has retained Banc of America Securities LLC to assist in the asset sales and refinancing alternatives. The Company also amended its receivables securitization agreement with GE Capital in a similar fashion.

     Under the bank facility amendment, the interest rate for borrowings increases, although most of this increase is to be paid through an increase in principal due rather than in cash. In addition, the amendment contemplates a refund of a significant portion of this principal increase if the credit agreements are refinanced by December 31, 2002.

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IMPERIAL SUGAR COMPANY                                                   PAGE 2

     Robert A. Peiser, Imperial Sugar's President and CEO, said, "I am pleased with the cooperation and support of our lenders. We believe these agreements will enable us to execute our multi-faceted strategy of improving operating results, disposing of certain assets to reduce our leverage and refinancing our remaining debt so that it is properly structured to anticipate the long-term needs of our Company."

     The Company is filing a copy of the amendments with the SEC as an exhibit to a report on Form 8-K.

     Imperial Sugar Company is the largest processor and marketer of refined sugar in the United States and a major distributor to the food service market. The Company markets its products nationally under the Imperial(TM), Dixie Crystals(TM), Spreckels(TM), Pioneer(TM), Holly(TM), and Diamond Crystal(TM) brands. Additional information about Imperial Sugar may be found on its web site at www.imperialsugar.com.

Statements regarding future market prices and margins, future operating results, sugarbeet acreage, future operating efficiencies, future government and legislative action, cost savings, the future status of financing arrangements, liquidity and ability to finance our operations, proposed sales of assets or businesses proposed refinancings and other statements which are not historical facts contained in this release are forward-looking statements that involve certain risks, uncertainties and assumptions. These include, but are not limited to, market factors, energy costs, the effect of weather and economic conditions, farm and trade policy, the ability of the Company to realize planned cost savings, the available supply of sugar, available quantity and quality of sugarbeets, court decisions and actions, the results of negotiations, actual or threatened acts of terrorism or armed hostilities, legislative and administrative actions and other factors detailed in the Company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.



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